                                                                   EXHIBIT 10.37


*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.

                                [KOCH LETTERHEAD]




                                February 6, 2001


Koch Petroleum Group, L.P.
Attention:  Mr. James B. Urban
P. O. Box 2302
Wichita, Kansas  67201


          Re: Crude Oil Supply and Terminalling Agreement ("Agreement") dated December 1, 1998 by and between EOTT Energy Operating Limited Partnership ("EOTT") and Koch Petroleum Group, L.P. ("Koch"), EOTT Contract No. 37562

Gentlemen:

         Effective March 1, 2001, for a period of six months, each party agrees to amend Section 3.1 of the Agreement, Supply Volume Price Formula, in its entirety, to provide:

                        ARTICLE 3 - SUPPLY VOLUME PRICE

3.1  [*]

     (a)  [*]

     (b)  [*]

         In recognition of this amendment, both parties agree to suspend the right to make any claims regarding any renegotiation of the Supply Volume Price pursuant to Section 8 and termination of the aforementioned Agreement pursuant to Sections 8.3 through 8.6 for a period of six months, effective March 1, 2001.

         If the parties have not negotiated a subsequent amendment to Section
3.1 of the Agreement thirty (30) days prior to the end of the six month term referenced herein, the claims previously suspended shall be reinstated and each party shall be allowed to exercise any and all rights they may have under the Agreement. Additionally, Section 3.1 shall revert to the language in the original Agreement at the end of the six month term.

EOTT Energy Operating Limited Partnership
February 6, 2001
Page 2


         Should any party claim Uneconomic Market Conditions, as defined in the Agreement, the prices used to calculate such conditions shall be [*]. Any claim for Uneconomic Market Conditions shall be made pursuant to the terms of the original Agreement and the suspension period shall not affect how such calculation is performed.

         Except as hereby modified, all other terms and conditions of the Agreement, and any amendments hereto, shall remain in full force and effect.

EOTT ENERGY OPERATING LIMITED PARTNERSHIP         KOCH PETROLEUM GROUP, L.P.
BY:  EOTT ENERGY CORP., ITS GENERAL PARTNER       BY:  KPG/GP, INC. IT GENERAL PARTNER


By: /s/ Dana R. Gibbs                             By: /s/ James B. Urban
    ---------------------------------------           --------------------------------------
Printed Name:  Dana R. Gibbs                      Printed Name:  James B. Urban
Title:  President                                 Title:  V.P., North American Light Trading